Exhibit 99.1

For Immediate Release

ARMORED AUTOGROUP ANNOUNCES CONFERENCE CALL TO REVIEW THE COMPANY’S FINANCIAL RESULTS FOR THE QUARTER ENDED AND YEAR ENDED DECEMBER 31, 2012.

CONFERENCE CALL

Armored AutoGroup will hold a conference call to discuss these results on Tuesday,  April 2, 2013  at 3:00 p.m. Eastern Standard Time.  Investors interested in participating should dial  888-233-4937 with conference ID 30108009 or  should email ir@armoredautogroup.com for additional information.

A replay of the conference call will also be available by dialing 855-859-2056

ABOUT ARMORED AUTOGROUP

Armored AutoGroup Inc., headquartered in Danbury, CT, is primarily comprised of the Armor All® and STP® brands. The current product line of Armor All protectants, wipes, tire and wheel care products, glass cleaners, leather care products and washes is designed to clean, shine and protect interior and exterior automobile surfaces. The offering of STP oil and fuel additives, functional fluids and automotive appearance products has a broad customer base ranging from professional racers to car enthusiasts and ‘‘Do-it-Yourselfers’’. The Company has a diversified geographic footprint with direct operations in the United States, Canada, Australia, Mexico and the U.K. and distributor relationships in approximately 50 countries.  For more information, please visit www.armorall.com and www.stp.com.